                                                                  EXHIBIT 99.14b

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-14 of our report  dated  April 29,  2005,  relating  to the financial  statements  and financial  highlights  which appears in the March 31,
2005 Annual Report to  Shareholders  of Small Cap Growth Stock Fund,  Aggressive
Growth Stock Fund,  International Equity Fund, Growth Stock Fund, Large Cap Core
Stock Fund,  Index 500 Stock Fund,  Asset Allocation Fund, High Yield Bond Fund,
Municipal  Bond Fund and Select Bond Fund (each a series of Mason Street  Funds,
Inc.), which is also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
-------------------------------------------
PricewaterhouseCoopers LLP
Milwaukee, WI
January 26, 2006